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                                                                   EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT


        This Employment Agreement ("Agreement") is made and entered into as of December 17, 1999, by and between INFORMATION ON DEMAND, INC., a Florida corporation (the "Company"), and EDWARD S. JORDAN (hereinafter called the "Executive").

                                R E C I T A L S

        The Executive and the Company have agreed that the Executive shall be employed by the Company pursuant to the terms and conditions hereinafter set forth.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

        1.     Employment.

               1.1 Employment and Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

               1.2 Duties of Executive. During the term of this Agreement, the Executive shall serve as Vice President and Chief Operating Officer of the Company, and shall diligently perform all services as may be assigned to him by the Board of Directors or the Chief Executive Officer of the Company, consistent with Executive's position and experience, and shall exercise such power and authority as may from time to time be delegated to him by the Board or the Chief Executive Officer of the Company. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

        2.     Term.

               2.1 Initial Term. The initial term of this Agreement, and the employment of the Executive hereunder, shall commence on January 1, 2000 (the "Commencement Date") and shall expire on December 31, 2000, unless sooner terminated in accordance with the terms and conditions hereof (the "Initial Term").

               2.2 Renewal Terms. At the end of the Initial Term, this Agreement shall automatically renew for successive one year terms, subject to earlier termination of this Agreement as provided herein.

               2.3 Expiration Date. The date on which the term of this Agreement shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the Expiration Date.

        3.     Compensation.

               3.1 Base Salary. The Executive shall receive an initial base salary at the annual rate of One Hundred Twenty Thousand Dollars ($120,000) (the "Base Salary"), with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time.

               3.2 Bonuses. During the term of this Agreement, beginning January 1, 2000, the Executive shall be eligible to receive bonuses ("Incentive Compensation") pursuant to the Information On Demand, Inc. Incentive Compensation Bonus Program, as may be amended from time to time (the "Incentive Compensation Plan") which shall




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in the aggregate be up to fifty percent (50%) of the Executive's Base Salary based upon satisfaction of the individual and Company performance goals set in accordance with the Incentive Compensation Plans. The goals and bonus will be graduated in nature. Each period for which Incentive Compensation is payable under the Incentive Compensation Plan is sometimes hereinafter referred to as a Bonus Period.

        4.     Expense Reimbursement and Other Benefits.

               4.1 Reimbursement of Expenses. During the term of Executive's employment hereunder, upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

               4.2 Compensation/Benefit Programs. During the term of this Agreement, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to all of its executives, including savings, retirement and deferred compensation plans.

               4.3 Working Facilities. The Company shall furnish the Executive with an office and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder. The Executive shall be located at the Company's corporate/executive offices, presently at 1551 Sandspur Road, Suite B, Maitland, Florida 32714, during the Initial Term and any Renewal Term of this Agreement.

               4.4 Stock Options. The Executive shall be granted qualified options (the "Stock Options") to purchase one hundred thousand (100,000) shares of common stock (the "Common Stock") of the Company at a price per share of One Dollar ($1.00), with the Common Stock subject to a vesting schedule of Twenty-Five Thousand (25,000) shares as of each of the years ending 12/31/00, 12/31/01, 12/31/02 and 12/31/03, under (and therefore subject to all terms and conditions of) the Company's 1999 Employee Incentive Compensation Plan as amended, and any successor plan thereto (the "Executive Incentive Compensation Plan") and all rules of regulation of the Securities and Exchange Commission applicable to stock option plans then in effect.

               4.5 Other Benefits. The Executive shall be entitled to five weeks of vacation each calendar year during the term of this Agreement, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall materially interfere with the duties required to be rendered by the Executive hereunder. During the calendar years 1999 and 2000, the Executive will use his best efforts to not be out of the office on vacation for more than a full calendar week unless otherwise approved in advance the Company's Chief Executive Officer. The Executive shall receive such additional benefits, if any, as the Board shall from time to time determine.

               4.6 Relocation. The Executive shall receive up to $25,000 in relocation expense allowance, including the cost of temporary housing until his permanent residential relocation to the Maitland, Florida area. The Company will pay vendors directly whenever applicable income tax law permits.

        5.     Termination.

               5.1 Termination/Resignation. The Executive and the Company shall each have the right at any time, upon sixty (60) days written notice to the other party, to terminate the Executive's employment hereunder. Upon any termination pursuant to this Section 5, the Company shall: (a) pay to the Executive any unpaid Base Salary through




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the effective date of termination specified in such notice, (b) pay to the
Executive his accrued and declared but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company, and (c) pay to the Executive (within forty-five
(45) days after the end of the Bonus Period in which such termination occurs) a prorata portion (based upon the period ending on the date of termination of the Executive's employment hereunder) of the Incentive Compensation, if any, for the Bonus Period in which such termination occurs, as calculated pursuant to the Incentive Compensation Plan; provided that the goals under the Incentive Compensation Plan for each period used in the calculation of the Executive's Incentive Compensation, shall be based on: (i) the portion of the Bonus Period through the end of the Bonus Period in which such termination occurs and (ii) unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board. The Company shall have no further liability hereunder other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1. Notwithstanding the above to the contrary, in the event of a "Change of Control" as defined in Section 9 of the Company's 1999 Employees Incentive Compensation Plan, the above stated sixty (60) day notice period shall automatically change to twelve months (12) for any such written notice which may be provided thereafter from the Company to the Executive.

               5.2 Death. In the event of the death of the Executive during the term of his employment hereunder, the Company shall (a) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, (b) pay to the estate of the deceased Executive his accrued and declared but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death, (c) pay to the estate of the deceased Executive (within forty-five (45) days after the end of the Bonus Period in which his death occurs) a prorata portion (based upon the period ending on the date of death) of the Incentive Compensation, if any, for the Bonus Period in which his death occurs, as calculated pursuant to the terms of the Incentive Compensation Plan; provided that, the goals under the Incentive Compensation Plan for each period used in the calculation of the Executive's Incentive Compensation shall be based on: (i) the portion of the Bonus Period through the end of the Bonus Period in which the Executive's death occurs, and (ii) unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board. The Company shall have no further liability hereunder other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of
Section 4.1.

        6.     Restrictive Covenants.

               6.1 Non-competition. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company in the United States, Canada or any foreign market where the Company markets and sells software applications or its services (for this purpose, any business that engages in the development and/or marketing of software applications in the public sector marketplace shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent (5%) of any class of capital stock of such corporation.




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               6.2 Nondisclosure. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

               6.3 Nonsolicitation of Employees and Clients. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity: (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six (6) months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

               6.4 Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

               6.5 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request ion 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

               6.7 Acknowledgment by Executive. The Executive acknowledges and confirms that the length of the term of the provisions of this Section 6 and the geographical restrictions contained in Section 6.1 are fair and reasonable and not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause his any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or




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otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if she were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6.

               6.8 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

               6.9 Extension of Time. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 6 shall be extended for a period of time equal to the shorter of: (i) the pendency of such proceeding including all appeals by the Executive, or (ii) two years.

               6.10 Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

        7. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

        8. Assignment. Neither party shall have the right to assign or delegate its rights or obligations hereunder, or any portion thereof, to any other person.

        9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

        10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

        11. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. Mail. Notice shall be sent: (a) if to the Company, addressed to 1551 Sandspur Road, Suite B, Maitland, Florida 32714, Attention: Chief Executive Officer, with a copy of such notice addressed to L. A. Gornto, Jr., Esq., 149-F South Ridgewood Avenue, Daytona Beach, FL 32114, and (b) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

        12. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties




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hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

        13. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

        14. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

        15. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs his Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        16. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


COMPANY:                                                EXECUTIVE:

Information On Demand, Inc.


By: /s/ O. F. Ramos                                     By: /s/ Edward S. Jordan
    ------------------------------------                    --------------------
    O. F. Ramos, Chief Executive Officer                    Edward S. Jordan
















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